Exhibit 99.1

CORRECTION – Zeo Energy Corp. Reports Fourth Quarter and Full Year 2023 Financial Results

DALLAS, TX & NEW PORT RICHEY, FL – March 20, 2024 – Regarding a release issued under the same headline on March 19, 2024 by Zeo Energy Corp. (Nasdaq: ZEO), please note that certain figures and wording found in the tables have been updated in the corrected version. The corrected release follows:

Net Revenue for the Full Year 2023 Increased 24% to $110 Million

Completed Business Combination with ESGEN Acquisition Corp.; ZEO and ZEOWW Now Trading on the Nasdaq Capital Market Stock Exchange

Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company”), a leading Florida-based provider of residential solar and energy efficiency solutions, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Recent Financial and Operational Highlights

●	Net revenue for the full year 2023 increased 24% to $110.1 million

●	Gross profit for the full year 2023 increased 26% to $20.2 million

●	Adjusted EBITDA for the full year 2023 increased 8% to $11.2 million

●	Completed business combination with ESGEN Acquisition Corp. on March 13, 2024 (the “Business Combination”), resulting in ZEO and ZEOWW trading on the Nasdaq Capital Market Stock Exchange)

Management Commentary

“2023 was a transformational year for our business, culminating in a successful business combination and public listing on the Nasdaq Capital Market,” said Zeo Energy CEO Tim Bridgewater. “Even as we faced significant industry headwinds and managed the additional demands of our merger, we executed our strategy effectively and produced strong solar system installation and revenue growth for the year, closing with $110.1 million in net revenue. Also, our asset-light business model allowed us to drive our profitability metrics, and we finished 2023 with $20.2 million in gross profit and $11.2 in adjusted EBITDA. We opened a new market in Missouri as well, advancing our commitment to geographic expansion in the US.

“We believe that our completed merger is the necessary spark for us to accelerate our growth strategy,” Bridgewater continued. “As we turn to 2024, we remain confident in our approach to providing residential solar solutions to high growth markets. We plan to expand into several new geographies, drive sustainable profitability, and take additional market share in the residential solar space, all in service of our mission to serve more customers seeking to meet their power and energy storage needs. We believe we have the right talent on our teams around the country to accomplish our goals, and we look forward to the path ahead for Zeo Energy.”

Fourth Quarter 2023 Financial Results

Results compare the 2023 fiscal fourth quarter ended December 31, 2023, to the 2022 fiscal fourth quarter ended December 31, 2022, unless otherwise indicated.

●	Net revenue totaled $23.4 million, a 2% increase from $22.9 million in the comparable 2022 period. This increase was primarily due to customers adopting our lease finance option.

●	Gross profit increased to $3.1 million (13.4% of net revenue) from $2.9 million (12.8% of net revenue) for the comparable 2022 period. The increase in gross profit was driven by the increase in net revenue.

●	Net income decreased to a loss of $0.1 million (-0.6% of net revenue) from a net income of approximately $1.1 million (4.7% of net revenue) in the comparable 2022 period. This decrease was primarily due to higher costs for expenses related to the launch of new technology to support our financing partners as well as legal, accounting, and consulting expenses related to the Business Combination.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to $1.3 million (5.6% of net revenue) from approximately $1.5 million (6.7% of net revenue) in the comparable 2022 period.

Full Year 2023 Financial Results

Results compare the full year ended December 31, 2023 to the full year ended December 31, 2022 unless otherwise indicated.

●	Net revenue totaled $110.1 million, a 23.7% increase from $89.0 million in the comparable 2022 period. This increase was primarily due to recruiting a greater number of sales reps and sales dealerships to work with Sunergy.

●	Gross profit increased to $20.2 million (18.3% of net revenue) from $16.0 million (18.0% of net revenue) for the comparable 2022 period. The increase in gross profit was driven by the increase in net revenue.

●	Net income decreased to $6.2 million (5.7% of net revenue) from $8.7 million (9.7% of net revenue) in the comparable 2022 period. This decrease was primarily due to one-time costs associated with the Business Combination.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased to $11.2 million (10.2% of net revenue) from approximately $10.4 million (11.7% of net revenue) in the comparable 2022 period.

●	As of December 31, 2023, cash and cash equivalents totaled $8.0 million, compared to $4.3 million at September 30, 2023 and $2.3 million at December 31, 2022.

For more information, please visit the Zeo investor relations website at investors.zeoenergy.com.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo is focused on high growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its subsidiary, Sunergy by Zeo Energy, serves customers who desire to reduce high energy bills and contribute to a more sustainable future.

Non-GAAP Financial Measures

Adjusted EBITDA

Zeo Energy defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude stock-based compensation and merger and acquisition expenses (“M&A expenses”). Zeo utilizes Adjusted EBITDA as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of Zeo’s results of operations to other companies in the industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Year ended December 31,		Three months ended December 31,
	2023	2022	2023	2022

Net Income	$6,230,438	$8,665,770	$(139,439)	$1,081,412
Adjustments
Interest expense	123,996	51,295	84,158	13,335
Taxes	-	-	-	-
Depreciation and amortization	1,860,188	1,706,243	413,562	444,036
Other expense, net	183,401	2,510	190,383	4,938
Merger transaction expenses	2,820,605	-	767,179	-
Adjusted EBITDA	$11,218,628	$10,425,818	$1,315,843	$1,543,721

Adjusted EBITDA Margin

Zeo Energy defines Adjusted EBITDA margin, a non-GAAP financial measure, expressed as a percentage, as the ratio of Adjusted EBITDA to revenue, net. Adjusted EBITDA margin measures net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to M&A expenses and is expressed as a percentage of revenue. In the table above, Adjusted EBITDA is reconciled to the most comparable GAAP measure, net income (loss). Zeo utilizes Adjusted EBITDA margin as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of the Company’s results of operations to other companies in Zeo’s industry.

The following table sets forth Zeo’s calculations of Adjusted EBITDA margin for the periods presented:

	Year ended December 31,		Three months ended December 31,
	2023	2022	2023	2022

Numerator: Adjusted EBITDA	$11,218,628	$10,425,818	$1,315,843	$1,543,721
Denominator: Revenue, net	$110,066,601	$88,963,855	$23,361,581	$22,894,599
Ratio of Adjusted EBITDA to revenue, net	10.2%	11.7%	5.6%	6.7%

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to Zeo. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the benefits of the Business Combination; the future financial performance of Zeo following the Business Combination; changes in Zeo’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds after the Business Combination, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Zeo’s views as of any subsequent date, and Zeo does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Zeo’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against Zeo or others related to the Business Combination; (ii) the company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors following the Business Combination; (iii) the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq following the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Zeo; (v) the ability to recognize the anticipated benefits of the Business Combination; (vi) limited liquidity and trading of the Company’s securities; (vii) geopolitical risk and changes in applicable laws or regulations; (viii) the possibility that Zeo may be adversely affected by other economic, business, and/or competitive factors; (ix) operational risk; (x) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Zeo’s resources; and (xi) other risks and uncertainties, including those included under the heading “Risk Factors” in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Zeo, their respective directors, officers or employees or any other person that Zeo will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of Zeo as of the date of this news release. Subsequent events and developments may cause that view to change. However, while Zeo may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Zeo as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Chris Adusei-Poku

Gateway Group

ZEO@gateway-grp.com

For Media:

Zach Kadletz and Anna Rutter

Gateway Group

ZEO@gateway-grp.com

-Financial Tables to Follow-

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$8,022,306	$2,268,306
Accounts receivable, including $396,488 and $0 from related parties, net of allowance for credit losses of $2,270,620 and $742,772, as of December 31, 2023 and 2022, respectively	2,970,705	564,279
Inventories	350,353	287,146
Prepaid installation costs	4,705,519	119,755
Prepaid expenses and other current assets	40,403	102,255
Total current assets	16,089,286	3,341,741
Other assets	62,140	62,140
Property, equipment and other fixed assets, net	2,918,320	1,699,720
Operating lease right of use assets	1,135,668	1,017,717
Intangibles, net	771,028	2,069,358
Goodwill	27,010,745	27,010,745
Total assets	$47,987,187	$35,201,421
Liabilities and members’ equity
Current liabilities
Accounts payable	$3,785,755	$198,057
Accrued expenses and other current liabilities, including $2,415,966 and $0 with related parties at December 31, 2023 and 2022, respectively	3,874,697	369,082
Due to officers - related party	-	104,056
Current portion of long-term debt	404,871	229,842
Current operating lease liabilities	539,599	473,797
Contract liabilities, including $1,160,848 and $0 with related parties as of December 31, 2023 and 2022, respectively	5,023,418	1,149,047
Total current liabilities	13,628,340	2,523,882
Non-current operating lease liabilities	636,414	580,980
Long-term debt	1,389,545	820,714
Total liabilities	15,654,299	3,925,575

Members’ Equity	32,332,888	31,275,846
Total liabilities and members’ equity	$47,987,187	$35,201,421

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year ended December 31,		Three months ended December 31,
	2023	2022	2023	2022
Revenue, net of financing fees of $38,213,402 and $32,485,288 for the years ended December 31, 2023 and 2022, respectively	$94,601,749	$88,963,855	$7,896,729	$22,894,599
Related party revenue, net of financing fees of $6,851,232 and $0 for the years ended December 31, 2023 and 2022, respectively	15,464,852	-	15,464,852	-
Total revenue, net	110,066,601	88,963,855	23,361,581	22,894,599
Operating costs and expenses:
Cost of goods sold (exclusive of items shown below)	88,030,259	71,208,982	19,826,060	19,524,217
Depreciation and amortization	1,860,188	1,706,243	413,562	444,036
Sales and marketing	1,157,910	1,399,452	(7,688,244)	(3,056,164)
General and administrative	12,480,409	6,003,412	10,675,101	4,882,825
Total operating expenses	103,528,766	80,318,089	23,226,479	21,794,914
Income from operations	6,537,835	8,645,766	135,102	1,099,685
Other income (expense), net:
Other expense, net	(183,401)	(2,510)	(190,383)	(4,938)
PPP loan forgiveness	-	73,809	-	-
Interest expense	(123,996)	(51,295)	(84,158)	(13,335)
Total other income (expense), net	(307,397)	20,004	(274,541)	(18,273)
Net income	$6,230,438	$8,665,770	$(139,439)	$1,081,412

Basic and diluted net income per common unit	$6.23	$8.67	$(0.14)	$1.08
Weighted average units outstanding, basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$6,230,438	$8,665,770
Adjustment to reconcile net loss to cash used in operating activities
Depreciation and amortization	1,860,188	1,706,243
PPP loan forgiveness	-	(73,809)
Provision for credit losses	1,531,223	742,772
Changes in operating assets and liabilities:
Accounts receivable	(3,541,161)	(916,993)
Accounts receivable due from related parties	(396,488)	-
Inventories	(63,207)	(287,146)
Prepaid installation costs	(4,585,764)	-
Prepaids and other current assets	61,852	(108,671)
Other assets	-	(51,930)
Accounts payable	3,587,698	(477,649)
Accrued expenses and other current liabilities	1,089,619	268,255
Accrued expenses and other current liabilities due to related parties	2,415,996	-
Due to officers	(104,056)	104,056
Contract liabilities	2,713,523	1,149,047
Contract liabilities due to related parties	1,160,848	-
Operating lease payments	3,285	-
Net cash provided by operating activities	11,963,994	10,719,945

Cash flows from Investing Activities
Purchases of property, equipment and other fixed assets	(1,780,458)	(1,077,628)
Net cash used in investing activities	(1,780,458)	(1,077,628)

Cash flows from Financing Activities
Proceeds from the issuance of debt	1,057,004	561,795
Repayments of debt	(313,144)	(181,109)
Distributions to members	(5,173,396)	(8,205,543)
Net cash used in financing activities	(4,429,536)	(7,824,857)

Net increase in cash and cash equivalents	5,754,000	1,817,460
Cash and cash equivalents, beginning of period	2,268,306	450,846
Cash and cash equivalents, end of the period	$8,022,306	$2,268,306

Supplemental Cash Flow Information
Cash paid for interest	$93,176	$54,738